SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 29, 2003

WINTER SPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

MONTANA
(State or Other Jurisdiction of Incorporation)

0-15030 (Commission File No.)	81-0221770 (I.R.S Employer Identification No.)

3910 Big Mountain Road, Whitefish, Montana (Address of Principal Executive Offices)	59937 (Zip Code)

(406) 862-1900 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Item 5  Other events

The Company’s Board of Directors has decided to place a temporary hold on their plans to construct a conference center in Big Mountain Village. The Board had requested management to move forward with designs and pricing for the construction of a conference center as well as various funding mechanisms to support the facility. Management presented its findings to the Board for an over 40,000 square foot building designed to meet the needs of the target market for conferences in the Pacific Northwest. After much discussion regarding the need to establish a hotel property in the village in coordination with the conference center, the project has been put on hold temporarily. Management has been researching the hotel industry and plans to discuss with various parties how to match the needs of Big Mountain Village with the economic needs of a hotel. Management expects to continue researching various possibilities during the next several months.

In another area, management continues discussions with an entity to try to establish a non-equity members club for the residents of Glacier Village and some of the surrounding homeowners. It is hoped that this club will feature member facilities on the mountain as well as having a golf component to it. The Company hopes to make a formal announcement once negotiations are complete, estimated to be within the next 45 days.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Winter Sports, Inc.

May 29, 2003	By /s/ Michael Collins —————————————— Michael Collins President & Chief Executive Officer (Principal Executive Officer)

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